Exhibit 99.1
news release

FOR IMMEDIATE RELEASE	NOVEMBER 3, 2008
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
SYKES ENTERPRISES, INCORPORATED REPORTS
THIRD-QUARTER 2008 FINANCIAL RESULTS
Broad-based revenue growth and
expense leverage drive operating margins
to an eight-year quarterly high of 9.3%;
Raising 2008 earnings per share outlook
TAMPA, FL – November 3, 2008 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the third-quarter of 2008, the highlights of which are as follows:

	Third Quarter	Third Quarter
(In millions, except per share data)	2008	2007
Revenues	$207.1	$176.1
Income from Operations	$19.3	$14.9
Net Income	$19.5	$12.3

EPS	$0.47	$0.30
•	Third quarter 2008 comparable revenue growth rate of 17.6% was split between existing and new client relationships at roughly 70% and 30%, respectively

•	Third quarter 2008 comparable revenue growth remained broad based, with top-40 clients, which represented over 80% of total revenues, up 28%, reflecting continued strong demand, as well as high quality and disciplined operational execution

•	Cash and cash equivalents at quarter-end totaled approximately $220.1 million, and the Company remained debt free
Americas
Revenues generated from the Company’s Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), increased 14.9% to $138.6 million, or 66.9% of total revenues, for the third quarter of 2008. Revenues for the comparable prior-year period totaled $120.6 million, or 68.5% of total revenues. The comparable revenue increase reflects sustained growth in customer care demand from existing and new client programs, most notably within the financial services, communications, transportation and technology verticals. Approximately 62% of Americas’ third quarter 2008 revenues was generated from services provided offshore compared to approximately 61% in the prior year quarter.

The Americas income from operations for the third quarter of 2008 was up 14.8% to $22.2 million, with the operating margin at 16.0% versus 16.1% in the comparable quarter last year. The Americas operating margins remained virtually unchanged due principally to higher compensation and client ramp-up costs, offsetting lower facilities and telephony costs, as well as lower depreciation expense.
EMEA
Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 23.3% to $68.5 million, representing 33.1% of SYKES’ total revenues for the third quarter of 2008 compared to $55.5 million, or 31.5%, in the prior year’s third quarter. The $13.0 million comparable revenue increase was split between growth in customer care demand of $9.5 million and the contribution from a stronger Euro of $3.5 million. The demand was across the technology, transportation, financial services and communications verticals, partially resulting from higher-than-anticipated demand on certain existing client programs as well as the addition of new client programs.
The EMEA income from operations for the third quarter of 2008 was up 51.5% to $7.1 million, with the operating margin at 10.3% versus 8.4% in the comparable quarter last year. The 190 basis points comparable increase in the EMEA operating margin was due to a combination of higher-than-anticipated revenue growth and cost controls, including lower compensation, facilities and recruiting costs, as well as lower depreciation expense.
Corporate G&A Expenses
Corporate costs increased 9.9% to $10.1 million, but declined to 4.9% of revenues, in the third quarter of 2008, compared to $9.2 million, or 5.2% of revenues, in the comparable quarter last year. Although corporate costs declined 30 basis points as a percentage of revenues, the 9.9% comparable increase was partly due to higher compensation costs, combined with an increase in investments in sales, marketing and operations initiatives.
Other Income and Taxes
Other income for the third quarter of 2008 totaled approximately $4.0 million compared to other income of $1.2 million for the same period in the prior year. The $2.8 million increase in other income was primarily attributable to an increase in realized and unrealized foreign currency transactions gains. These gains resulted primarily from U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries.
The Company’s third quarter effective tax rate was 16.0% versus 23.6% in the same period last year and below the 17% to 18% range provided in the Company’s third quarter 2008 business outlook. The decrease in the effective tax rate in both cases was due principally to a shift in the geographic mix of higher-than-anticipated earnings to lower tax rate jurisdictions.
Liquidity and Capital Resources
Approximately $202.7 million, or 92%, of the Company’s September 30 cash balance of $220.1 million was held in international operations and would be subject to additional taxes if repatriated back to the U.S. At September 30, 2008, the Company also had $50 million of capacity available under its credit facility. Cash flow from operations more than doubled to $26.7 million in third quarter 2008 due largely to increases in net income and non-cash reconciliation items.
Business Outlook
The company continues to convert its sales pipeline into new program wins within the communications, financial services and technology verticals. To accommodate some of the new wins, the Company plans to add approximately 700 seats in the fourth quarter.
The fourth quarter 2008 revenue and earnings per share outlook, however, is impacted by the following factors:

•	The extreme volatility in the foreign currency markets. With the rapid and continued appreciation in the U.S. dollar against the Euro, the Company’s fourth quarter revenue assumptions now reflect the Euro trading in a narrow band of $1.29-$1.32/1 dollar/Euro exchange rate, down approximately 16% from the original forecast of $1.55/1. Therefore, the revenue impact from a strengthening U.S. dollar is expected to be between $12 million and $13 million, with an estimated unfavorable earnings per share impact of $0.02 to $0.03; and

•	Expenses related to new seat additions and the ramp-up of seats added in the third and fourth quarters of 2008.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 31, 2008:
•	Revenues in the range of $195 million to $200 million

•	Tax rate of approximately 17% to 18%

•	EPS in the range of $0.30 to $0.32 per diluted share

•	Capital expenditures in the range of $7.0 million to $9.0 million
For the twelve months ended December 31, 2008, the Company anticipates the following financial results:
•	Revenues in the range of $813 million to $818 million

•	Tax rate of approximately 17% to 18%

•	EPS in the range of $1.59 to $1.61 per diluted share

•	Capital expenditures in the range of $33.0 million to $35.0 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 4, 2008 at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/releases.cfm.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating and reporting segments: the Americas (United States, Canada, Latin America and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) political and country-specific risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in global business conditions and the global economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients, (xxiv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxv) the impact of economic recessions in the U.S. and other parts of the world, and (xxvi) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2008	2007
Revenues	$207,066	$176,122
Direct salaries and related costs	(130,509)	(110,774)
General and administrative	(57,304)	(50,463)

Income from operations	19,253	14,885
Other income, net	3,964	1,151

Income before provision for income taxes	23,217	16,036
Provision for income taxes	(3,725)	(3,780)

Net income	$19,492	$12,256

Net income per basic share	$0.48	$0.30
Shares outstanding, basic	40,678	40,432

Net income per diluted share	$0.47	$0.30
Shares outstanding, diluted	41,070	40,697

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2008	2007
Revenues	$618,416	$512,407
Direct salaries and related costs	(395,197)	(327,109)
General and administrative	(171,083)	(149,369)

Income from operations	52,136	35,929
Other income, net	11,081	2,680

Income before provision for income taxes	63,217	38,609
Provision for income taxes	(10,286)	(8,217)

Net income	$52,931	$30,392

Net income per basic share	$1.30	$0.75
Shares outstanding, basic	40,590	40,360

Net income per diluted share	$1.29	$0.75
Shares outstanding, diluted	40,928	40,624

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2008	2007
Revenues:
Americas	$138,573	$120,592
EMEA	68,493	55,530

Total	$207,066	$176,122

Operating Income:
Americas	$22,237	$19,369
EMEA	7,079	4,671
Corporate G&A expenses	(10,063)	(9,155)

Income from operations	19,253	14,885

Other income, net	3,964	1,151
Provision for income taxes	(3,725)	(3,780)

Net income	$19,492	$12,256

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2008	2007
Revenues:
Americas	$413,469	$347,797
EMEA	204,947	164,610

Total	$618,416	$512,407

Operating Income:
Americas	$66,178	$54,940
EMEA	15,764	9,731
Corporate G&A expenses	(29,806)	(28,742)

Income from operations	52,136	35,929

Other income	11,081	2,680
Provision for income taxes	(10,286)	(8,217)

Net income	$52,931	$30,392

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	Sept. 30,	December 31,
	2008	2007
	(Unaudited)
Assets:
Current assets	$402,605	$371,732
Property and equipment, net	78,909	78,574
Other noncurrent assets	63,617	55,169

Total assets	$545,131	$505,475

Liabilities & Shareholders’ Equity:
Current liabilities	$134,084	$118,379
Noncurrent liabilities	22,561	21,775
Shareholders’ equity	388,486	365,321

Total liabilities and shareholders’ equity	$545,131	$505,475

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2008	Q3 2007
Geographic Mix (% of Total Revenues):
Americas (1)	66.9%	68.5%
Europe, Middle East & Africa (EMEA)	33.1%	31.5%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2008	Q3 2007
Vertical Industry Mix (% of Total Revenues):
Technology / Consumer	33%	31%
Communications	29%	31%
Financial Services	15%	13%
Transportation & Leisure	10%	8%
Healthcare	6%	7%
Other	7%	10%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2008	2007
Cash Flow From Operating Activities:
Net income	$19,492	$12,256
Depreciation and amortization	6,929	6,282
Changes in assets and liabilities and other	318	(5,918)

Net cash provided by operating activities	$26,739	$12,620

Capital expenditures	$9,482	$8,624
Cash interest paid	$57	$105
Cash taxes paid	$3,728	$2,324

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2008	2007
Cash Flow From Operating Activities:
Net income	$52,931	$30,392
Depreciation and amortization	21,125	18,315
Changes in assets and liabilities and other	(16,364)	(13,494)

Net cash provided by operating activities	$57,692	$35,213

Capital expenditures	$25,730	$22,761
Cash interest paid	$277	$184
Cash taxes paid	$13,702	$8,909